EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Iterum Therapeutics plc Announces Result of Proposal 8 at Annual General Meeting

DUBLIN, Ireland and CHICAGO, June 15, 2020 -- Iterum Therapeutics plc (Nasdaq: ITRM), a clinical-stage pharmaceutical company developing anti-infectives against multi-drug resistant pathogens, today announced results of its Annual General Meeting held on June 10, 2020 (the “AGM”).

At the AGM, all resolutions proposed at the meeting were duly passed by poll.

Resolution No. 8 sought approval for the acquisition by investment funds managed and controlled by Sarissa Capital Management LP (together the Sarissa Funds) of up to 60% of the total issued ordinary share capital of the Company solely as a result of the potential future exchange of the 15,000 6.500% Exchangeable Senior Subordinated Notes due 2025 (the Exchangeable Notes) with an aggregate value of $15,000,000 held by the Sarissa Funds (the Sarissa Notes) without the Sarissa Funds and/or Sarissa Capital Management LP becoming obligated to make an offer to the Company's shareholders pursuant to Rule 9 of the Irish Takeover Panel Act, 1997, Takeover Rules, 2013 (the Rules).  The result of the poll on Resolution No. 8 was 6,808,330 votes for; and 199,749 votes against.

Accordingly, the Sarissa Funds could acquire up to 60% of the then total issued ordinary share capital of the Company on an exchange (assuming physical settlement) of the Sarissa Notes (which for illustrative purposes would be 26,761,114 ordinary shares based on the Company’s issued ordinary share capital of 17,840,743 as at June 10, 2020) without incurring an obligation under Rule 9 of the Rules to make an offer to the Company's other shareholders.

Assuming (i) the Sarissa Funds exchange the Sarissa Notes in full at the earliest possible opportunity, being January 21, 2021, (ii) only the Sarissa Notes are exchanged and there are no exchanges by other holders of the Exchangeable Notes, (iii) the Company elects physical settlement with respect to such exchange and (iv) the exchange rate under the Exchangeable Notes is the initial exchange rate of 1,000 shares per $1,000 of principal and interest, the Sarissa Notes would convert into 15,000,000 ordinary shares, being 45.7% of the issued share capital of the Company  (based on the Company’s issued ordinary share capital of 17,840,743 as at June 10,  2020 and not including certain excluded securities as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 7, 2020, the warrants issued in connection with the Company’s recent public offering of ordinary shares and concurrent private placement of warrants to purchase ordinary shares as previously disclosed in the Form 8-K filed with the Securities and Exchange Commission on June 4, 2020 and not taking into account any additional ordinary shares issuable to satisfy accrued and unpaid interest due upon exchange of the

Sarissa Notes) and the Sarissa Funds and/or Sarissa Capital Management LP would not become obligated under Rule 9 of the Rules to make a general offer to the Company's other shareholders.

The full text of Resolution No. 8 is set out in the Proxy Statement which is available at https://ir.iterumtx.com/2020-annual-general-meeting.

About Iterum Therapeutics

Iterum Therapeutics plc is a clinical-stage pharmaceutical company dedicated to developing differentiated anti-infectives aimed at combatting the global crisis of multi-drug resistant pathogens to significantly improve the lives of people affected by serious and life-threatening diseases around the world. Sulopenem has demonstrated potent in vitro activity against a wide variety of gram-negative, gram-positive and anaerobic bacteria resistant to other antibiotics. Iterum Therapeutics has received Qualified Infectious Disease Product (QIDP) and Fast Track designations for its oral and IV formulations of sulopenem in seven indications.

Safe Harbor Statement

This press release contains forward-looking statements. These forward-looking statements include, without limitation, statements regarding the potential exchange of notes held by shareholders. In some cases, forward-looking statements can be identified by words such as “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “would,” “will,” “future,” “potential” or the negative of these or similar terms and phrases. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include all matters that are not historical facts. Actual future results may be materially different from what is expected due to factors largely outside the Company’s control, including the uncertainties with respect to whether any holders of Exchangeable Notes, including the Sarissa Funds, will exchange any Exchangeable Notes, including the timing and amount of any such exchanges and the percentage ownership of the Company’s ordinary shares as a result of any potential future exchanges of Exchangeable Notes, the uncertainties inherent in the conduct of clinical trials, availability and timing of data from clinical trials, the Company’s ability to apply for regulatory approval, changes in regulatory requirements or decisions of regulatory authorities, changes in public policy or legislation, commercialization plans and timelines, if approved, the actions of third-party clinical research organizations, suppliers and manufacturers, the accuracy of the Company’s expectations regarding how far into the future the Company’s cash on hand will fund the Company’s ongoing operations, the sufficiency of the Company’s cash resources and the Company’s ability to continue as a going concern, the impact of COVID-19 and related responsive measures thereto, risks and uncertainties concerning the outcome, impact, effects and results of the Company’s evaluation of corporate, strategic and financial alternatives, including the terms, timing, structure, value, benefits and costs of any corporate, strategic or financial alternative and the Company’s ability to complete one at all, the price of the Company’s securities, and other factors discussed under the caption “Risk Factors” in its most recently filed Quarterly Report on Form 10-Q, and other documents filed with the SEC from time to time. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

For further information:

CONTACT:

Investor Contact:
Judy Matthews
Chief Financial Officer
312-778-6073
IR@iterumtx.com